Exhibit 10.10

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT is made this 3 day of June, 1999, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and LESLIE’S POOLMART, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A. Landlord and Tenant entered into a Lease Agreement dated December 30, 1997 (the “Lease”), covering premises at 300 Commodore Drive, Swedesboro, New Jersey, as more fully described in the Lease (the “Original Premises”).

B. Tenant desires to increase the amount of space leased and Landlord has agreed to such increase subject to the provisions of this First Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that, effective June 1, 1999 (the “Effective Date”), the Lease is amended as follows:

1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Section 1(a) defining “PREMISES” is amended by deleting the reference to “119,148” approximate rentable square feet and inserting “130,540” in its place. The Original Premises and the 11,392 additional square feet (the “Additional Space”) being leased pursuant to this First Amendment (collectively, the “Premises”), is shown on attached Exhibit “A-1”.

3. Section 1(b) defining “BUILDING” is amended by deleting the reference to “166,333” approximate rentable square feet and inserting “166,400” in its place.

4. Section 1(d)(i) defining “MINIMUM ANNUAL RENT” is deleted in its entirety and the following is substituted therefor:

“Period	Annual	Monthly
6/1/99-2/29/00	$366,380.10	$40,708.90
3/1/00-2/28/01	$514,138.80	$42,844.90
3/1/01-2/28/02	$526,053.60	$43,837.80
3/1/02-2/28/03	$548,268.00	$45,689.00
3/1/03-2/29/04	$548,268.00	$45,689.00
3/1/04-2/28/05	$548,268.00	$45,689.00
3/1/05-2/28/06	$580,903.00	$48,408.58
3/1/06-2/28/07	$580,903.00	$48,408.58
3/1/07-2/29/08	$580,903.00	$48,408.58	”

5. Section 1(d)(ii) defining “ANNUAL OPERATING EXPENSES” is deleted in its entirety and the following is substituted therefor:

“(ii) Estimated “ANNUAL OPERATING EXPENSES”: $135,761.60 (One Hundred Thirty-Five Thousand Seven Hundred Sixty-One and 60/100 Dollars), payable in monthly installments of $11,313.47 (Eleven Thousand Three Hundred Thirteen and 47/100 Dollars), subject to adjustment (§7(a)).”

6. Section 1(e) defining “PROPORTIONATE SHARE” is amended by deleting the reference to “71%” and inserting “76.45%” in its place.

7. Section 7(a) entitled “PAYMENT OF OPERATING EXPENSES” is amended by deleting the third sentence in its entirety and substituting the following: “The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant’s Proportionate Share of the estimated operating expenses during the calendar year of the Term in which the rentable square feet of the Premises was increased to include the Additional Space on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase.”

8. Tenant agrees to occupy the Additional Space in its present “as is” condition and acknowledges that Landlord has made no representation with respect thereto. It is understood and agreed that Landlord is under no duty to make repairs, alterations, or decorations to the Additional Space, except that within 60 days after the Commencement Date, Landlord shall, at its sole cost and expense:

a. install dock levelers, with a 20” double lift lip, and seals on the two existing loading docks appurtenant to the Additional Space;

b. supply lighting and heating to the Additional Space comparable to the lighting and heating in the Original Premises;

c. cut two openings in the existing demising wall between the Original Premises and the Additional Space; and

d. relocate the battery changing station.

9. The parties agree that they have dealt with no brokers in connection with this First Amendment. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Additional Space and this First Amendment from any real estate brokers or agents with whom they may have dealt.

10. Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against rent due or to become due hereunder.

11. Except as expressly modified herein, the terms and conditions of the Lease shall remain uncharged and in full force and effect.

12. This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust,
Sole General Partner

	By:	/s/ James J. Mazzarelli, Jr.
	Name:	James J. Mazzarelli, Jr.
	Title:	Senior Vice President

TENANT:

LESLIE’S POOLMART, INC.

By:	/s/ Richard L. Grice
Name:	Richard L. Grice
Title:	VP Logistics

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